Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271651

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 16, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated May 4, 2023)

APi Group Corporation

11,000,000 Shares of Common Stock

We are offering up to 11,000,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”).

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “APG.” The closing sale price of our Common Stock on the NYSE on April 15, 2024 was $39.28 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before investing in our securities.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,650,000 shares from us, at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus supplement. See “Underwriting” beginning on page S-14.

The underwriters expect to deliver the shares of Common Stock against payment on or about   , 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Book-running manager

Citigroup	BofA Securities	UBS Investment Bank

The date of this prospectus supplement is     , 2024.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus dated May 4, 2023 that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any of the securities described in the accompanying base prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about this offering. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, our Common Stock and other information you should know before investing in our Common Stock. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read both this prospectus supplement and the accompanying base prospectus, as well as the additional information described in this prospectus supplement under the heading “Where You Can Find More Information; Incorporation by Reference,” before investing in our Common Stock. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying base prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement having the later date modifies or supersedes the earlier statement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which those captions are located.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus prepared by us or on our behalf. We and the underwriters have not authorized anyone to provide you with different or additional information. If you receive different or additional information, you should not rely on it. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its respective date, regardless of the time of delivery of the applicable document or of any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the underwriters are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Common Stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of Common Stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless indicated otherwise, references in this prospectus supplement to “APi,” the “Company,” “we,” “us” and “our” refer to APi Group Corporation and its consolidated subsidiaries.

TRADEMARKS AND TRADE NAMES

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contain some of our trademarks and trade names. All other trademarks or trade names of any other company appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein belong to their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

MARKET AND INDUSTRY DATA

We obtained the industry, market and competitive position data described or referred to throughout this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties.

While we believe our internal estimates and research are reliable and the market definitions are appropriate, such estimates, research and definitions have not been verified by any independent source. As a result, you should be aware that the market and industry data contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and our beliefs and estimates based on such data, may not be reliable. We caution you not to place undue reliance on this data.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus supplement and the documents incorporated or deemed to be incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, which may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma,” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, including without limitation, to statements, beliefs, projections and expectations about future events. These forward-looking statements are based on our current expectations and assumptions and on information currently available to management and include, among others, statements regarding, as of the date such statements are made:

•	our preliminary financial results and other data;

•	our intentions for the use of the proceeds of this offering;

•	our expectations regarding the approximate amount of net proceeds of this offering;

•

our expectations regarding the acquisition of Elevated Facility Service Group, including the timing for closing of the acquisition and our ability to comply with the customary closing conditions and receive regulatory approval;

•	our beliefs and expectations regarding our business strategies and competitive strengths;

•	our beliefs regarding procurement challenges and the nature of our contractual arrangements and renewal rates and their impact on our future financial results;

•	our beliefs regarding our acquisition platform and ability to execute and successfully integrate strategic acquisitions;

•	our beliefs regarding the future demand for our services, the seasonal and cyclical volatility of our business, financial condition, results of operations, and cash flows;

•

our beliefs regarding the recurring and repeat nature of our business, customers, and revenues, and its impact on our cash flows and organic growth opportunities and our belief that it helps mitigate the impact of economic downturns;

•	our intent to continue to grow our business, both organically and through acquisitions, and our beliefs regarding the impact of our business strategies on our growth;

•	our beliefs regarding our customer relationships and plans to grow existing business and expand service offerings;

•	our beliefs regarding our ability to pass along commodity price increases to our customers;

•	our expectations regarding the cost of compliance with laws and regulations;

•	our expectations regarding labor matters;

•	our beliefs regarding market risk, including our exposure to foreign currency fluctuations, and our ability to mitigate that risk;

•	our expectations and beliefs regarding accounting and tax matters;

•	our beliefs regarding the effectiveness of the steps taken to remediate previously reported material weaknesses in our internal control over financial reporting and the timing of remediation;

•	our expectations regarding future capital expenditures;

•	our expectations regarding future expenses in connection with our multi-year restructuring program, including those related to workforce reductions;

•	our expectations regarding future pension contributions;

•

our expectations regarding the acquisition (the “Chubb Acquisition”) of the Chubb fire and security business (the “Chubb business” or “Chubb”), including the operational challenges and the expected benefits of the acquisition and future growth, expansion, cross-selling, and other value creation opportunities; and

•

our beliefs regarding the sufficiency of our current sources of liquidity to fund our future liquidity requirements, our expectations regarding the types of future liquidity requirements and our expectations regarding the availability of future sources of liquidity.

These forward-looking statements represent management’s expectations as of the date they are made. These forward-looking statements are based on certain assumptions and analyses that we made in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, these forward-looking statements are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, among other things, risks related to:

•	our decentralized business model which subjects us to various risks which may impact our ability to execute on our business strategies and integrated policies and processes;

•	our participation in joint ventures which presents certain risks, including risks of harm to our reputation for failures of our joint venture partners;

•	expansion of our international operations which subjects us to economic, political, and other risks;

•	improperly managed projects or project delays that may result in additional costs on claims against us;

•

our business strategy, which relies on our ability to successfully acquire other businesses, and integrate acquired businesses into our operations, and our inability to do so could adversely affect our business and results of operations;

•	we may not realize the expected benefits of acquisitions, including the Chubb Acquisition, because of integration and transition difficulties;

•

adverse developments in the credit markets that could adversely affect funding of significant projects in our industries and our ability to secure financing, take advantage of acquisition opportunities, or achieve our growth objectives;

•

a significant portion of our revenue is recognized over time based on estimates of contract revenue, costs, and profitability, and our reliance on such projections carries risk of a reduction or reversal of previously recorded revenue or profits;

•	we have a significant amount of goodwill and identifiable intangible assets that are subject to impairment in the future under certain circumstances;

•	any shortfalls in our remediation of the material weaknesses in our internal controls over financial reporting, or in our implementation and maintenance of effective controls, creates certain risks;

•

our substantial level of indebtedness, and the associated compliance obligations contained in the financial maintenance covenants in our credit facilities and restrictions on our operations set forth in our Credit Agreement, increases the potential negative impact of interest rate increases and creates risks to our cash flow and operating flexibility;

•

we are effectively self-insured against many potential liabilities, which makes estimating our future expenses for claims difficult and which increases the financial risks associated with the realization of such potential liabilities;

•	a portion of our contracts allocate the risks of price increases, or reductions in the supply, of the materials we use in our business to us;

•	our contracts portfolio contains many highly-regulated government contracts and guaranties of subsidiary contracts, which present elevated risks in the event of contract breach;

•

our contracts portfolio is primarily comprised of contracts with durations of less than six months, many of which are subject to reduction or cancellation, which present risks that turn on our ability to maintain a stable pipeline of projects;

•

a large portion of our workforce is covered by collective bargaining agreements, works council arrangements and benefit pension plans, which limits our discretion in the management of covered employees, carries a risk of strikes or other concerted activities that may impair our operations, subjects us to potential works council claims and litigation and imposes obligations to fund certain pension plans;

•

we are vulnerable to the economic conditions affecting the industries we serve, including the construction industry and the energy sector, which present risks of a decline in demand for our services or in the financial condition of our customers and their ability and willingness to invest in infrastructure projects;

•	we often perform our services under dangerous and challenging conditions, which presents substantial risks of injury and associated liability.

•

we face regular litigation in our business across a broad range of claims, including costs related to damages we may be assessed relating to our contractual obligations or as a result of product liability claims against our customers;

•	we are governed by many health, safety and environmental laws and regulations, which presents significant risks associated with compliance deficiencies;

•	certain of the markets we serve are seasonal, and our projects can be negatively impacted by poor or extreme weather;

•

we maintain confidential data and information which exposes us to risks associated with cybersecurity incidents and compliance with data privacy and security laws, identity protection and information security;

•

we face risks associated with, deterioration in our performance of services, increases in healthcare costs, significant employee misconduct, and adverse regulatory changes, all of which may negatively impact our operations and financial results; and

•

our success ultimately depends on our ability to compete successfully in the industries and markets we serve which may be jeopardized by the loss of key senior management personnel or a shortage of highly skilled personnel.

These forward-looking statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been incorporated by reference into this prospectus supplement.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus supplement as well as other materials that we from time to time file with, or furnish to, the Commission to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

SUMMARY

This summary highlights selected information about us and this offering that is contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before making an investment decision. We urge you to read this entire prospectus supplement, the accompanying prospectus and the financial statements and accompanying notes and other information and documents incorporated by reference herein or therein carefully. Please also read “Risk Factors” contained herein, in the accompanying prospectus and in the documents incorporated by reference herein and therein for more information about important risks that you should consider before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See “Special Note Regarding Forward-Looking Statements” for more information relating to these factors.

Our Company

We are a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. We provide statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders that deliver innovative solutions to our customers.

We believe that our core strategies of driving organic growth and growth through accretive acquisitions, promoting sharing of best practices across all of our businesses, and leveraging our scale and services offerings place us in the position to capitalize on opportunities and trends in the industries we serve, grow our businesses and advance our position in each of our markets. We believe that our revenue diversification across customers, end markets, geographies and projects, combined with our go-to-market strategy of selling inspection work first, regional approach to operating our businesses, specialty operations in niche markets, strong commitment to leadership development, long-standing customers with a robust reputation in the industries we serve, and strong safety track record differentiates us from our competitors.

We have a disciplined acquisition platform which has historically provided strategic acquisitions that are integrated into our operations. Since 2005, we have completed over 100 acquisitions. We target companies that align with our strategic priorities and demonstrate key value drivers such as culture, geography, end markets and client base, capabilities, and leadership. Our priorities are unified around maintaining business continuity while identifying and implementing operational efficiencies, cost synergies, and integration of organizational processes to drive margin expansion.

We operate our business under two primary operating segments, which are also our reportable segments:

•

Safety Services – A leading provider of safety services in North America, Europe, and Asia Pacific, focusing on end-to-end integrated occupancy systems (fire protection solutions, Heating, Ventilation, and Air Conditioning (“HVAC”), and entry systems), including design, installation, inspection, and service of these integrated systems. The work performed within this segment spans across industries and facilities and includes commercial, education, healthcare, high tech, industrial, and special-hazard settings.

•

Specialty Services – A leading provider of a variety of infrastructure services and specialized industrial plant services, which include maintenance and repair of critical infrastructure such as underground electric, gas, water, sewer, and telecommunications infrastructure. Our services include engineering and design, fabrication, installation, maintenance service and repair, retrofitting and upgrading, pipeline infrastructure, access and road construction, supporting facilities, and performing ongoing integrity management and maintenance to customers within the energy industry. Customers within this segment vary from private and public utilities, communications, healthcare, education, transportation, manufacturing, industrial plants and governmental agencies throughout North America.

Recent Developments

Agreement to Acquire Elevated Facility Service Group

On April 12, 2024, we entered into a definitive purchase agreement to acquire Elevated Facility Service Group (“Elevated”), a provider of contractually-based services for all major brands of elevator and escalator equipment, from a fund managed by L Squared Capital Partners, a private equity investment firm, for approximately $570 million in cash, subject to working capital and other standard adjustments. The transaction is expected to close in the second quarter of 2024 and is subject to customary closing conditions and regulatory approvals.

Preliminary Results for First Quarter of 2024

Set forth below are certain estimated preliminary unaudited financial results and other data for the three months ended March 31, 2024. Our unaudited interim consolidated financial statements for the three months ended March 31, 2024 are not yet available. These ranges are based on the information available to us as of the date of this prospectus supplement. These are forward-looking statements and may differ from actual results based on, among other things, completion of our financial closing and other operational procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months ended March 31, 2024, are finalized.

These estimates should not be viewed as a substitute for our full interim unaudited financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, you should not place undue reliance on this preliminary data. See the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated ranges of our financial and other data presented below and the actual financial and other data we will report for the three months ended March 31, 2024. The estimated preliminary financial results for the three months ended March 31, 2024 have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm, KPMG LLP, has not reviewed, compiled or performed any procedures with respect to the estimated preliminary financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

For the three months ended March 31, 2024, we expect net revenues for the quarter will range between $1.59 billion to $1.61 billion and adjusted EBITDA will range between $172 to $177 million.

Adjusted EBITDA is a non-GAAP financial measure. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). The Company believes this non-U.S. GAAP measure provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.

While we believe these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation is not provided for the preliminary estimates of adjusted EBITDA as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

The Offering

The summary below describes the principal terms of this offering. See “Description of Capital Stock” in the accompanying prospectus for a more detailed description of our Common Stock.

Shares of Common Stock offered by us	11,000,000 shares.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 1,650,000 shares of Common Stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common Stock to be outstanding immediately after this offering	272,636,981 shares (or 274,286,981 shares if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $   (or approximately $    if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and acquisitions. See “Use of Proceeds.”

Voting rights	Except as otherwise required by applicable law or as provided by our certificate of incorporation, each holder of Common Stock is entitled to one vote for each share of Common Stock owned of record on all matters on which stockholders of the Company are generally entitled to vote. Except as otherwise required by applicable law or as provided by the certificate of incorporation, including matters required to be submitted solely to a vote of the holders of the Series A Preferred Stock (or any other series of preferred stock of the Company then outstanding), holders of Common Stock (as well as holders of any series of preferred stock then outstanding and entitled to vote together with the holders of Common Stock, including the Series A Preferred Stock) vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters submitted to a vote of the holders of Common Stock.

Dividend policy

We have historically not paid cash dividends and do not currently anticipate paying a cash dividend on our Common Stock. We intend to retain future earnings for reinvestment. Our Board of Directors will make any future determination as to the payment of dividends at its discretion, and this determination will depend upon our operating results, financial condition and capital requirements, general business conditions and such other factors that the Board of Directors considers relevant. In addition, our Credit Agreement, in certain situations, prohibits us from paying cash dividends or making other distributions on our Common Stock without prior consent of the lender.

Holders of shares of our Series A Preferred Stock are entitled to receive an annual stock dividend, payable in stock or cash at the election of our Board of Directors, based on the appreciated stock price compared to the highest dividend price previously used in calculating the Series A Preferred Stock dividends. We intend to settle these dividends in shares of Common Stock.

Market for our Common Stock	Our shares of Common Stock are currently listed on the NYSE.

NYSE ticker symbol	“APG”

Risk factors	Investing in our Common Stock involves substantial risks. You should carefully consider all the information included or incorporated by reference in this prospectus supplement prior to investing in our Common Stock. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference herein and therein.

Transfer Agent	Computershare Trust Company, N.A.

Unless otherwise indicated, the information presented in this prospectus supplement:

•	assumes no exercise by the underwriters of their option to purchase up to 1,650,000 additional shares of Common Stock; and

•

excludes, in reference to the number of shares of Common Stock outstanding after this offering, (i) 4,000,000 shares of our Common Stock issuable upon the conversion of shares of Series A Preferred Stock, (ii) 125,000 shares of our Common Stock issuable upon exercise of outstanding stock options, (iii) 14,533,889 shares of our Common Stock available for issuance under our APi Group Corporation 2019 Equity Incentive Plan (the “2019 Plan”), (iv) 3,425,589 shares of our Common Stock underlying outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”) (assuming target level of performance) issued under the 2019 Plan, and (v) 6,010,495 shares of Common Stock available for issuance under our APi Group Corporation 2020 Employee Stock Purchase Plan (the “2020 ESPP”), in each case as of April 11, 2024.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 261,636,981 shares of our Common Stock issued and outstanding as of April 11, 2024.

Additional Information

APi Group Corporation is a Delaware corporation. Our executive offices are located at 1100 Old Highway 8 NW New Brighton, Minnesota 55112, and our telephone number is (651) 636-4320. We maintain an internet website at https://www.apigroupinc.com, which contains information relating to us and our business. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Before deciding to invest in our Common Stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our Common Stock, as well as the risks and uncertainties incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the events anticipated by these risks and uncertainties occur, our business, financial condition and results of operations could be materially and adversely affected, and the value of our Common Stock could decline. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors. See “Special Note Regarding Forward-Looking Statements” for more information relating to these factors.

Risk Related to our Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds from this offering or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We operate as a holding company and our principal source of operating cash is income received from our subsidiaries.

We have a holding company structure and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. As a result, we are dependent on the income generated by our subsidiaries to meet our expenses and operating cash requirements. The amount of distributions and dividends, if any, which may be paid from the Company and its subsidiaries to us will depend on many factors, including the Company’s results of operations and consolidated financial condition, its constitutional documents, documents governing any indebtedness of the Company, limits on dividends under applicable law, and other factors which may be outside of our control. If our subsidiaries are unable to generate sufficient cash flow, we may be unable to pay our expenses or make distributions and dividends on the Common Stock. In addition, to the extent we intend to pay dividends on our Common Stock, we will pay such dividends at such times (if any) and in such amounts (if any) as our Board of Directors determines appropriate and in accordance with applicable law and in accordance with restrictions included in the Credit Agreement governing our term loan facility and secured revolving credit facility and in the indentures governing our outstanding senior notes. Payments of such dividends will be dependent on the generation of sufficient cash flow from operations to fund any potential dividend payment. We can therefore give no assurance that we will be able to pay dividends going forward or as to the amount of such dividends, if any.

We have equity instruments outstanding that would require us to issue additional shares of Common Stock. Therefore, you may experience significant dilution of your ownership interests and the future issuance of additional shares of our Common Stock, or the anticipation of such issuances, could have an adverse effect on our stock price.

We have 4,000,000 shares of Series A Preferred Stock outstanding, which are convertible into shares of our Common Stock, at any time at the option of the holder. We are obligated to pay dividends on the 4,000,000 outstanding shares of Series A Preferred Stock based on the market price of our Common Stock if such market price exceeds certain trading price minimums. These dividends are payable in cash or shares of our Common Stock, at our sole option (which we intend to settle in shares). The issuance of Common Stock pursuant to the terms of the Series A Preferred Stock will reduce (by the applicable proportion) the percentage stockholdings of those stockholders holding Common Stock prior to such issuance which may reduce your net return on your investment in our Common Stock.

In addition, we have various outstanding equity awards to employees and directors under the 2019 Plan. As of April 11, 2024 we had 125,000 shares of Common Stock issuable upon exercise of outstanding stock options, an aggregate of 3,425,589 shares of Common Stock underlying outstanding RSUs and PSUs (assuming target level) issued under the 2019 Plan, 14,533,889 shares of Common Stock available for issuance under the 2019 Plan and 6,010,495 shares of Common Stock available under the 2020 ESPP.

We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with future acquisitions, future issuances of our securities for capital raising purposes or for other business purposes. Future sales by us of substantial amounts of our Common Stock, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our Common Stock.

Under the terms of our certificate of incorporation, our Board of Directors is authorized to create and issue one or more additional series of preferred stock, and, with respect to each series, to determine number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, which may include dividend rights, conversion or exchange rights, voting rights, redemption rights and terms and liquidation preferences, without stockholder approval. If we create and issue one or more additional series of preferred stock, it could affect your rights or reduce the value of our outstanding Common Stock. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock and which could have certain anti-takeover effects. For example, in connection with the Chubb Acquisition, in January 2022 we issued a series of preferred stock which had quarterly dividend rights and which were converted into 32,803,519 shares of Common Stock (inclusive of shares attributable to accrued and unpaid dividends thereon).

Delaware law and our organizational documents contain certain provisions, including anti-takeover provisions, which limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our certificate of incorporation and bylaws, and the Delaware General Corporation Law (“DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board of Directors and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board of Directors or management.

In addition, Section 203 of the DGCL restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder unless: (1) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by the Board of Directors prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an “interested stockholder,” such interested stockholder holds at least 85% of our voting stock not including (i) shares held by officers and directors and (ii) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an “interested stockholder,” the “business combination” is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder. A Delaware corporation may elect not to be governed by Section 203. We have not made such an election.

Our stockholders may be required to bring certain actions or proceedings relating to us in the Delaware Court of Chancery and certain actions asserting claims arising under the Securities Act in the federal district courts of the United States.

Pursuant to our certificate of incorporation, unless we consent in writing to an alternative forum, the Delaware Court of Chancery is the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; (3) civil actions to interpret, apply, enforce or determine the validity of the our certificate of incorporation or bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. Under our certificate of incorporation, if the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, then the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has jurisdiction over the parties. These Delaware forum provisions require our stockholders to bring certain types of actions and proceedings relating to Delaware law in the Delaware Court of Chancery or another state or federal court located in the State of Delaware and therefore may prevent our stockholders from bringing such actions or proceedings in another court that a stockholder may view as more convenient, cost-effective or advantageous to the stockholder or the claims made in such action or proceeding, or may discourage them from bringing such actions or proceedings.

In addition, pursuant to our certificate of incorporation, unless we consent in writing to an alternative forum, the U.S. federal district courts will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933, as amended (the “Securities Act”). This forum provision prevents our stockholders from bringing claims arising under the Securities Act in state court, which court our stockholders may view as more convenient, cost effective or advantageous to the claims made in such action and therefore may discourage such actions. In addition, while the Delaware Supreme Court has recently upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to this forum provision, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state.

Neither the Delaware nor the Securities Act forum provisions are intended by us to limit the forums available to our stockholders for actions or proceedings asserting claims arising under the Exchange Act.

Our stock price may be volatile and, as a result, you could lose a significant portion or all of your investment.

The market price of our Common Stock on the NYSE may fluctuate as a result of several factors, including the following:

•	our operating and financial performance and prospects;

•	variations in our quarterly operating results or those of other companies in our industries;

•	volatility in our industries, the industries of our customers and suppliers and the securities markets;

•	risks relating to our businesses and industries, including those discussed above;

•	strategic actions by us or our competitors;

•	damage to our reputation, including as a result of issues relating to the quality or safety of the services we provide and systems we install;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	investor perception of us, the industries in which we operate, the investment opportunity associated with the Common Stock and our future performance;

•	addition to or departure of our executive officers;

•

changes in financial estimates or publication of research reports by analysts regarding our Common Stock, other comparable companies, or our industries generally, or termination of coverage of our Common Stock by analysts;

•	our failure to meet estimates or forecasts made by analysts, if any;

•	trading volume of our Common Stock;

•	future sales of our Common Stock by us or our stockholders;

•	economic, legal and regulatory factors unrelated to our performance;

•	adverse or new pending litigation against us; or

•	issuance of future annual Series A Preferred Stock dividends, which are intended to be settled in Common Stock.

Furthermore, the stock markets often experience significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions or interest rate changes may cause the market price of our Common Stock to decline.

If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our businesses could be adversely impacted or, if such analysts change their recommendations regarding our Common Stock adversely, our stock price or trading volume could decline.

The trading market for our Common Stock is influenced in part by the research and reports that securities or industry analysts may publish about us, our businesses, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our businesses, the trading price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price that is less than the price paid by investors in this offering and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price paid by investors in this offering.

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The estimated preliminary unaudited financial results and other data contained in “Prospectus Summary—Recent Developments—Preliminary Results for First Quarter of 2024” are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results for the three months ended March 31, 2024 are subject to the completion of our financial closing and other operational procedures. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results for the three months ended March 31, 2024 may differ materially from the estimated preliminary financial results and other data we have provided as a result of, among other things, completion of our financial closing and other operational procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months ended March 31, 2024 are finalized. The estimated preliminary financial results for the three months ended March 31, 2024 have not been prepared by our independent registered public accounting firm, KPMG LLP. KPMG LLP has not reviewed, compiled or performed any procedures with respect to the estimated preliminary financial results and does not express an opinion or any other form of assurance with respect thereto. Complete results for the three months ended March 31, 2024, will be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. See the other risks described in this section and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between our estimated preliminary financial results and the actual financial results we will report for the quarter ended, March 31, 2024.

USE OF PROCEEDS

We expect that the net proceeds to us from this offering will be approximately $    million (or $    million if the underwriters exercise their option to purchase additional shares in full). We expect to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and acquisitions.

UNDERWRITING

Citigroup Global Markets Inc., BofA Securities, Inc. and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Common Stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
BofA Securities, Inc.
UBS Securities LLC

Total	11,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of Common Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of Common Stock (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any shares of Common Stock.

Shares of Common Stock sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement. Any shares of Common Stock sold by the underwriters to securities dealers may be sold at a discount from the price to the public not to exceed $    per share. If all the shares of Common Stock are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares of Common Stock than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,650,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of Common Stock that are the subject of this offering.

Our Common Stock is listed on the New York Stock Exchange under the symbol “APG.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our portion of the total expenses of this offering will be $    . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $   . In addition, the underwriters have agreed to reimburse us for certain documented expenses incurred in connection with this offering.

Lock-Up Agreements

We, our officers and directors and certain stockholders have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., BofA Securities, Inc. and UBS Securities LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our Common Stock. Citigroup Global Markets Inc., BofA Securities, Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The restrictions described in the immediately preceding paragraph do not apply to the following, subject to certain limitations and conditions:

•	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of this offering;

•	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

•

in the case of a non-natural person, distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of such person;

•

in the case of a natural person, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or entity for the direct or indirect benefit of such person or any member of the immediate family of such person;

•

the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations in connection with such vesting or exercise;

•	the entry by us, our officers or directors into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended; or

•

in the case of a non-natural person, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, such person, or is wholly owned by such person.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ordinary shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (1) has been approved by the Financial Conduct Authority or (2) is to be treated as if it has been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions under the U.K. Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of the shares shall require the us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or the “Order,” and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contacts (each as defined in the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the shares has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida with respect to matters of U.S. law. The underwriters have been represented by Latham  & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of APi Group Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2023, expresses an opinion that APi Group Corporation did not maintain effective internal control over financial reporting as of December 31, 2023, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company had inadequate user access controls specific to segregation of duties in the change management process in certain information technology systems and inadequate controls over the completeness and accuracy of time keeping and service order information used in certain revenue and cost of revenue processes.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the Commission will automatically update and supersede this information.

In this prospectus supplement, we are incorporating by reference the following documents filed by us with the Commission, and any future documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering of all of the securities covered by this prospectus supplement:

Commission Filing (File No. 001-39275)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2023, filed on February 28, 2024

Current Reports on Form 8-K (other than information furnished rather than filed)	January 2, 2024, February 28, 2024 (other than Item 2.02 and corresponding Item 9.01 exhibit), and March 5, 2024

Description of Common Stock	Exhibit 4.1 to Annual Report on Form 10-K filed on March 1, 2022, including any amendment or reports filed thereafter for the purpose of updating such description

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including all such documents filed by us after the date of this prospectus supplement until the termination of the offering of all of the securities covered by this prospectus supplement.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, Minnesota 55112

Attn: Secretary

Tel: (651) 636-4320

We maintain an internet website at https://www.apigroupinc.com, which contains information relating to us and our business. Information on, or accessible through, our website is not part of this prospectus supplement.

PROSPECTUS

APi Group Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock or debt securities, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of APi Group Corporation or debt or equity securities of one or more other entities.

This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate herein by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “APG.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate herein by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Under this shelf registration process, we or selling shareholders may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or debt securities or other securities that we may subsequently add in a post-effective amendment to this registration statement. This prospectus only provides you with a general description of the securities that we or selling shareholders may offer. Each time we or selling shareholders offer and sell our securities under this prospectus, we will provide a prospectus supplement which will contain specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) the Company’s beliefs and expectations regarding its business strategies, future expenses and future capital expenditures; (ii) the Company’s beliefs regarding competition, its competitive strengths and relative market positioning and the competitive factors in the industries it serves; (iii) the Company’s beliefs regarding its acquisition platform and ability to execute on and successfully integrate strategic acquisitions; (iv) the Company’s beliefs regarding the recurring and repeat nature of its business and the nature of its contractual arrangements and renewal rates and their impact on future financial results; (v) the Company’s beliefs regarding the future demand for its services, the seasonal and cyclical volatility of its business, financial condition, results of operations, and cash flows; (vi) the Company’s intent to continue to grow its business, both organically and through acquisitions, and the Company’s beliefs regarding the impact of its business strategies on its growth; (vii) the Company’s beliefs regarding its customer relationships and plans to grow its existing business and expand service offerings; (viii) the Company’s beliefs regarding market risk, including its exposure to foreign currency fluctuations and the Company’s beliefs and abilities to pass along commodity price increases to its customers and mitigate that risk; (ix) the Company’s beliefs regarding the impact of the conflict between Russia and Ukraine on its business, customers, suppliers, and vendors; (x) the Company’s expectations regarding labor matters and future pension contributions; (xi) the Company’s expectations regarding the acquisition of the Chubb fire and security business, including the operational challenges and the expected benefits of the acquisition and future growth, expansion, cross-selling, and other value creation opportunities; (xii) the Company’s expectations regarding the cost of compliance with laws and regulations; (xiii) the Company’s expectations and beliefs regarding accounting and tax matters; and (xiv) the Company’s beliefs regarding the sufficiency of its current sources of liquidity to fund its future liquidity requirements and the Company’s expectations regarding the types of future liquidity requirements and its expectations regarding the availability of future sources of liquidity.

These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY

We are a global, market-leading business services provider of safety and specialty services in over 500 locations worldwide. We provide statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders that deliver innovative solutions to our customers.

We believe that our core strategies of driving organic growth and growth through accretive acquisitions, promoting sharing of best practices across all of our businesses, and leveraging our scale and services offerings place us in the position to capitalize on opportunities and trends in the industries we serve, grow our businesses and advance our position in each of our markets. We believe that our revenue diversification across customers, end markets, geographies and projects, combined with our go-to-market strategy of selling inspection work first, regional approach to operating our businesses, specialty operations in niche markets, strong commitment to leadership development, long-standing customers with a robust reputation in the industries we serve, and strong safety track record differentiates us from our competitors.

We have a disciplined acquisition platform which has historically provided strategic acquisitions that are integrated into our operations. Since 2005, we have completed more than 90 acquisitions. We target companies that align with our strategic priorities and demonstrate key value drivers such as culture, geography, end markets and client base, capabilities, and leadership. Our priorities are unified around maintaining business continuity while identifying and implementing operational efficiencies, cost synergies, and integration of organizational processes to drive margin expansion.

We employ a regional operating model designed to improve speed and responsiveness to our customers across our businesses, empower leadership of our businesses to drive business performance and execute key decisions, and foster cross-functional sharing of best practices. This structure promotes a business-owner mindset among our individual business leaders and combines the personal attention of a small-to-medium sized company with the strength and support of an industry leader. It also allows each of our businesses to remain highly focused on best positioning itself within the categories in which it competes and reinforces strong accountability for operational and financial performance.

We operate our business under two primary operating segments, which are also our reportable segments:

•

Safety Services – A leading provider of safety services in North America, Asia Pacific, and Europe, focusing on end-to-end integrated occupancy systems (fire protection solutions, Heating, Ventilation, and Air Conditioning (“HVAC”), and entry systems), including design, installation, inspection, and service of these integrated systems. The work performed within this segment spans across industries and facilities and includes commercial, education, healthcare, high tech, industrial, and special-hazard settings.

•

Specialty Services – A leading provider of a variety of infrastructure services and specialized industrial plant services, which include maintenance and repair of critical infrastructure such as underground electric, gas, water, sewer, and telecommunications infrastructure. Our services include engineering and design, fabrication, installation, maintenance service and repair, retrofitting and upgrading, pipeline infrastructure, access and road construction, supporting facilities, and performing ongoing integrity management and maintenance to customers within the energy industry. Customers within this segment vary from private and public utilities, communications, healthcare, education, transportation, manufacturing, industrial plants and governmental agencies throughout North America.

Our principal office is located at 1100 Old Highway 8 NW, New Brighton, Minnesota 55112, and our telephone number at that address is (651) 636-4320. We maintain a website at www.apigroup.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

Unless indicated otherwise, references in this prospectus to “APi,” the “Company,” “we,” “us” and “our” refer to APi Group Corporation and its consolidated subsidiaries.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

SELLING SHAREHOLDERS

We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the SEC. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities sold by any selling shareholder.

When a particular series of securities is offered, the related prospectus supplement will set forth the intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our common stock and preferred stock. This description is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our certificate of incorporation and our bylaws. Copies of our certificate of incorporation and bylaws are incorporated by reference herein and will be provided to shareholders upon request. See “Where Can You Find More Information.”

General

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 7,000,000 shares of preferred stock, par value $0.0001 per share, of which 4,000,000 shares are designated Series A Preferred Stock (“Series A Preferred Stock”) and 800,000 shares are designated 5.5% Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”). As of March 31, 2023, we had 235,212,900 shares of common stock, 4,000,000 shares of Series A Preferred Stock, and 800,000 shares of Series B Preferred Stock issued and outstanding.

Common Stock

Voting

Except as otherwise required by applicable law or as provided by the certificate of incorporation which includes the certificate of designation governing the Series B Preferred Stock (the “Series B Certificate of Designation”), each holder of common stock is entitled to one vote for each share of common stock owned of record on all matters on which shareholders of the Company are generally entitled to vote. Except as otherwise required by applicable law or as provided by the certificate of incorporation, including matters required to be submitted solely to a vote of the holders of the Series A Preferred Stock or Series B Preferred Stock (or any other series of preferred stock of the Company then outstanding), holders of common stock (as well as holders of any series preferred stock then outstanding and entitled to vote together with the holders of common stock, including the Series A Preferred Stock and Series B Preferred Stock) vote together as a single class on all matters presented to the Company’s shareholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters submitted to a vote of the holders of common stock.

Dividends and distributions

Subject to applicable law and the rights of the holders of Series A Preferred Stock and Series B Preferred Stock and the rights, if any, of the holders of any other series of preferred stock of the Company then outstanding, the holders of common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Company’s board of directors from amounts legally available therefor.

Liquidation, dissolution or winding up

Subject to applicable law and the rights, if any, of the holders of any series of preferred stock of the Company then outstanding, including the Series A Preferred Stock and Series B Preferred Stock, in the event of the liquidation, dissolution or winding-up of the Company, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in the assets of the Company available for distribution after payment or reasonable provision for the payment of all creditors of the Company.

Redemption, conversion or preemptive rights

Holders of common stock have no redemption rights, conversion rights or preemptive rights to subscribe to any or all additional issues of shares of capital stock the Company or securities convertible into capital stock of the Company.

Other provisions

There are no redemption provisions or sinking fund provisions applicable to the common stock.

The designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of our common stock will be subject to, and may be adversely affected by, the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of any series of preferred stock of the Company then outstanding, including the Series A Preferred Stock.

Listing

Currently, our common stock is listed on the NYSE under the ticker symbol “APG.”

Preferred Stock

Additional Series of Preferred Stock

Under our certificate of incorporation, without shareholder approval, the Company’s board of directors is authorized to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock and Series B Preferred Stock) by resolution, and, with respect to each such series, to determine the number of shares constituting the series and the designations and the powers (including voting powers), preferences and rights, if any, which may include dividend rights, conversion or exchange rights, redemption rights and liquidation preferences, and the qualifications, limitations and restrictions, if any, of the series. The Company’s board of directors may therefore create and issue one or more new series of preferred stock with voting power and preferences and rights that could adversely affect the holders of the Company’s common stock and which could have certain anti-takeover effects. Before the Company may issue any new series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock and certificate of designations setting forth a copy of such resolutions will be required to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Series A Preferred Stock

As of May 4, 2023, the Company had 4,000,000 shares of Series A Preferred Stock issued and outstanding. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in our certificate of incorporation.

Dividends

Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the rights, if any, of any series of the Company’s preferred stock then outstanding ranking on parity with the Series A Preferred Stock and, if the Average Price (as defined in the certificate of incorporation) per share of the Company’s common stock (subject to adjustment in accordance with the certificate of incorporation) is $11.50 or more for any ten consecutive trading days, the holders of the Series A Preferred Stock will be entitled to receive, in respect of each Dividend Year (as defined below), in the aggregate, the “Annual Dividend Amount,” which is calculated as follows (the “Annual Dividend Amount”):

A X B, where:

A = an amount equal to 20% of the increase (if any) in the value of a share of the Company’s common stock, such increase calculated as being the difference between (i) the Average Price per share of common stock over the last ten consecutive trading days of the Dividend Year for such Dividend Year (the “Dividend Price”) and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of common stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year (subject to adjustment in accordance with the certificate of incorporation); and

B = 141,194,638 shares, being a number of shares of the Company’s common stock equal to the number of ordinary shares of the Company’s predecessor outstanding immediately following the acquisition of APi Group, Inc. by the Company (the “APi Acquisition”), including any ordinary shares issued pursuant to the exercise of warrants of the Company, but excluding any ordinary shares issued to shareholders or other beneficial owners of APi Group, Inc. in connection with the APi Acquisition, which such number of shares is subject to adjustment as provided in the certificate of incorporation (the “Series A Preferred Dividend Equivalent”).

“Dividend Year” means the Company’s financial year (which may be twelve months or any longer or shorter period) as determined by the Company’s board of directors, except that (i) in the event of the Company’s dissolution, the relevant Dividend Year will end on the trading day immediately prior to the date of dissolution and (ii) in the event of the Automatic Conversion (as defined below) of shares of Series A Preferred Stock into shares of common stock of the Company, the relevant Dividend Year will end on the trading day immediately prior to the date of such Automatic Conversion.

The Annual Dividend Amount is payable in shares of the Company’s common stock or cash, as determined by the Company’s board of directors. Each Annual Dividend Amount will be divided between the holders of Series A Preferred Stock pro rata to the number of Series A Preferred Stock held by them on the last day of the relevant Dividend Year. If the Company’s board of directors determines to pay the Annual Dividend Amount in shares of common stock, then each holder of a share of Series A Preferred Stock will be entitled to receive such number of whole shares of common stock as is determined by dividing the pro rata amount of the Annual Dividend Amount to which such holders is entitled, by the relevant Dividend Price (provided that any fractional shares of common stock due pursuant to such calculation shall not be paid and instead the nearest lower whole number of shares of common stock will be paid).

Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the common stock of the Company and any series of preferred stock of the Company ranking on parity with such common stock, (i) a dividend per share of Series A Preferred Stock equal to the product obtained by multiplying the number of shares of common stock into which such shares of Series A Preferred Stock could then be converted, by the dividend payable on each such share of common stock, and (ii) a dividend per share of Series A Preferred Stock equal to the amount determined by dividing an amount equal to 20% of the dividend which would be distributable on such number of shares of common stock equal to the Series A Preferred Dividend Equivalent, by the number of shares of Series A Preferred Stock outstanding. Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company (a “Liquidation”). each share of Series A Preferred Stock will be entitled to receive the amount that would have been received in respect of such share had it been converted into common stock.

Automatic Conversion

The Series A Preferred Stock will be automatically converted into shares of the Company’s common stock on a one-for-one basis (subject to adjustment in accordance with the certificate of incorporation) on the last day of the seventh full financial year of the Company following October 1, 2019 (or if such date is not a trading day, the first trading day immediately following such date) (the “Automatic Conversion”).

Optional Conversion

By notice in writing and surrender of the relevant certificate or certificates to the Company, a holder of Series A Preferred Stock will be able to convert some or all of such holder’s Series A Preferred Stock into an equal number of shares of the Company’s common stock (subject to adjustment in accordance with the certificate of incorporation) and, in such circumstances, the shares of Series A Preferred Stock that were subject to such notice will be converted into shares of common stock on the fifth trading day after receipt by the Company of such written notice (the “Optional Conversion”). In the event of an Optional Conversion, no relevant portion of the Annual Dividend Amount will be payable in respect of those shares of Series A Preferred Stock that are converted into shares of common stock for the Dividend Year in which the date of the Optional Conversion occurs.

Voting Rights

Each holder of Series A Preferred Stock is entitled to one vote per share of Series A Preferred Stock on all matters submitted to a vote of shareholders of the Company generally, voting together with holders of the Company’s common stock as a single class. The holders of Series A Preferred Stock also have the right to vote separately as a single class on any amendment to the certificate of incorporation, whether by merger, consolidation or otherwise, that would alter or change the powers, preferences or rights or the qualifications, limitations or restrictions of the Series A Preferred Stock so as to affect them adversely and as provided by applicable Delaware law.

Series B Preferred Stock

As of May 4, 2023, the Company had 800,000 shares of Series B Preferred Stock issued and outstanding. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock are set forth in the Series B Certificate of Designation.

Dividends

Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series B Preferred Stock as to dividends and on parity with the rights, if any, of any series of the Company’s preferred stock then outstanding ranking on parity with the Series B Preferred Stock as to dividends, the holders of Series B Preferred Stock will be entitled to cumulative dividends at a rate of 5.5% per annum on the Liquidation Preference (as defined below), payable quarterly in cash or, if permitted, shares of common stock (“Regular Dividends”). Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series B Preferred Stock as to dividends and on parity with the rights, if any, of any series of the Company’s preferred stock then outstanding ranking on parity with the Series B Preferred Stock as to dividends, the holders of Series B Preferred Stock are also entitled to participate in dividends declared or paid on the common stock on an as-converted to common stock basis (the “Participating Dividends”). The Series B Preferred Stock ranks senior to the common stock and Series A Preferred Stock with respect to dividends and upon a Liquidation. Upon a Liquidation, each share of Series B Preferred Stock will be entitled to receive the greater of an amount per share equal to (a) the sum of $1,000, plus all accrued and unpaid dividends (the “Liquidation Preference”), and (b) the amount that would have been received in respect of such share had it been converted into common stock.

Regular Dividends are declared and paid in either cash or, if permitted, shares of common stock, will be paid to the holders of Series B Preferred Stock pro rata based on the number of shares of Series B Preferred Stock held by them on the relevant Regular Dividend Record Date (as defined below). Regular Dividends may be paid in shares of common stock rather than cash, as determined by the Company’s board of directors, only if the Company determines that certain common stock liquidity conditions (including that the shares of common stock issuable are registered pursuant to an effective registration statement under the Securities Act) are satisfied on the relevant Regular Dividend Payment Date (as defined below). If Regular Dividends are paid in shares of common stock, then each holder of Series B Preferred Stock will be entitled to receive such number of whole shares of common stock as is determined by dividing the pro rata amount of Regular Dividends to which such holder is entitled by the Average Price per share of common stock for the period starting on the date that is ten trading days prior to the applicable Regular Dividend Record Date and ending on the business day preceding the applicable Regular Dividend Payment Date (provided that any fractional shares of common stock due pursuant to such calculation shall not be paid and instead the nearest lower whole number of shares of common stock will be paid).

Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Series B Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on January 3, 2022).

“Regular Dividend Payment Date” means each March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2022.

“Regular Dividend Record Date” means the close of business on either: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st, or, if such day is not a business day, the first business day following such day.

Mandatory Conversion

The Company may, at its option, effect conversion of all, but not less than all, of the outstanding shares of Series B Preferred Stock to common stock, but only if the volume-weighted average price of the common stock (determined as provided in the Series B Certificate of Designation) for 15 consecutive trading days exceeds 150% of the conversion price equal to $24.60 per share (subject to certain customary adjustments in the event of certain events affecting the price of the common stock) (the “Conversion Price”); provided, however, that the Company may not effect such conversion unless certain common stock liquidity conditions (including that the shares of common stock issuable are registered pursuant to an effective registration statement under the Securities Act) are satisfied with respect to such conversion; provided, further, that such conversion will not apply to any share of Series B Preferred Stock for which a “Fundamental Change” repurchase notice has been delivered and not withdrawn by the holder thereof; provided, further, that the Company may not effect such conversion if it does not have sufficient authorized and unissued and unreserved shares of common stock to effect such conversion.

Optional Conversion

By notice in writing and surrender of the relevant certificate or certificates to the Company, a holder of Series B Preferred Stock may elect to convert all, or any whole number of shares that is less than all, of such holder’s Series B Preferred Stock to common stock at the then-applicable Conversion Price, except that such conversion is not permitted if a “Fundamental Change” repurchase notice has been delivered with respect to such share or shares (subject to certain exceptions), such share or shares have been called for redemption (subject to certain exceptions), such share or shares are subject to a mandatory conversion and such notice and surrender is submitted after the close of business on the business day immediately prior to the mandatory conversion date or the Company does not have sufficient authorized and unissued and unreserved shares of common stock to effect such conversion. No adjustment will be made to the Conversion Price to account for any accumulated and unpaid Regular Dividends on any shares of Series B Preferred Stock being converted pursuant to an Optional Conversion. In the event that the Optional Conversion occurs after the date fixed to determine the holders of Series B Preferred Stock entitled to a Regular Dividend or Participating Dividend but before the next payment date, then such dividend will be paid notwithstanding such conversion.

Redemption Rights

The Company may redeem any or all of the Series B Preferred Stock on a date fixed by the Company for redemption that is on or after the five year anniversary of the closing date under the Securities Purchase Agreements for cash in an amount equal to the product of the Liquidation Preference on the close of business on such redemption date and 105%; provided that the Company may not redeem such shares of Series B Preferred Stock unless it has sufficient funds legally available and is permitted under the terms of its indebtedness for borrowed money to effect such redemption and certain common stock liquidity conditions are satisfied on such redemption date.

Right of Holders to Cause Company Repurchase

If a “Fundamental Change” (as defined in the Series B Certificate of Designation to include certain change of control transactions, as sale of all or substantially all of the assets of the Company and its subsidiaries (taken as a whole) or certain de-listing events), a holder of Series B Preferred Stock may elect to either (a) convert all or a portion of such holder’s shares of Series B Preferred Stock into shares of common stock at the then-applicable Conversion Price, effective as of immediately prior to such Fundamental Change, or (b) require the Company to repurchase all or any whole number of such holder’s shares of Series B Preferred Stock (that have not been converted into shares of common stock) for cash (out of funds legally available therefor) equal to the greater of (i) the sum of the Liquidation Preference, plus the “Make-Whole Amount” determined pursuant to the Series B Certificate of Designation and (ii) the amount such holder would have received had such holder exercised such holder’s option to convert such shares of Series B Preferred Stock into common stock immediately prior to such “Fundamental Change.”

Voting Rights

Subject to applicable law, each holder of a share of Series B Preferred Stock is entitled to vote the number of votes equal to the number of shares of common stock into which such share could be converted on all matters on which shareholders of the Company generally are entitled to vote.

Additionally, the consent of the holders of Series B Preferred Stock of a majority of the outstanding voting power of the Series B Preferred Stock, voting separately as a single class, will be required for so long as any shares of the Series B Preferred Stock remain outstanding for (i) amendments to the certificate of designation or the Company’s certificate of incorporation that would alter or change the powers, if any, or the preferences or relative, participating, optional, special or other rights, if any, or the qualifications, limitations or restrictions, if any, thereof, (ii) any increase or decrease of the authorized number of shares of Series B Preferred Stock, (iii) any issuance of shares of Series B Preferred Stock, (iv) the creation of any new class or series of stock of the Company that is senior to, or on parity with, the Series B Preferred Stock, (v) any amendments to the Company’s certificate of incorporation, bylaws or the Series B Certificate of Designation in a manner that adversely affects the Series B Preferred Stock, (vi) any action to deregister or delist the common stock from a national securities exchange, or (vii) the entrance into a transaction with an affiliate of the Company other than on terms no less favorable to the Company than would be obtained in an arms’ length transaction with a bona fide third party, as determined by the board of directors of the Company in its reasonable judgment. In addition, any action that would adversely affect the rights of any holder of Series B Preferred Stock in a manner disproportionate to the other holders of Series B Preferred Stock will require the consent of such affected holder.

Preemptive Rights

In addition, we have agreed that so long as the applicable holder of Series B Preferred Stock holds at least 50% of the Series B Preferred Stock issued to them, at any time the Company makes any non-public offering of any capital stock or securities convertible into capital stock (subject to certain customary exceptions), such holder shall have the right to acquire from the Company its pro rata portion of the capital stock being offered for the same price and on the same terms being offered. These customary exceptions include (1) issuances to directors, officers and employees, including pursuant to the Company’s equity plans, (2) issuances made as consideration for acquisitions, (3) issuances of securities as a result of a stock split, stock dividend, spin-off, reclassification or reorganization or similar event and (4) securities issued pursuant to the conversion, exercise or exchange of Series B Preferred Stock.

Exclusive Forum

The Company’s certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of fiduciary duty owed by any of our directors, officers or employees to us or our shareholder; (3) civil actions to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. If the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, the certificate of incorporation provides that the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has personal jurisdiction over the parties. In addition, the certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act.

Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the Company shall not be liable to the Company or our shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The Company’s bylaws require the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s bylaws also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

The Company maintains directors’ and officers’ liability insurance for its directors and officers. Further, effective October 1, 2019, the Company entered into director and officer indemnification agreements, which were further amended and restated, pursuant to which the Company agreed to additional indemnification and advancement procedures and protections for its directors and certain of its executive officers.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

Delaware law and the Company’s certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring the Company, even if the acquisition would be beneficial to our shareholders.

Pursuant to the certificate of incorporation, our board of directors have the authority to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock and Series B Preferred Stock) and to fix the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of shares of such new series of preferred stock of the Company and to issue shares of such series without a shareholder vote, which could be used to dilute the ownership of a hostile acquiror.

Pursuant to the certificate of incorporation, our board of directors have the power to amend the bylaws of the Company, which may allow our board of directors to take certain actions to prevent an unsolicited takeover.

The Company is also subject to Delaware law prohibiting the Company from engaging in any “business combination” with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

at or after the person becomes an interested stockholder, the business combination is approved by our board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the Company not owned by the interested stockholder.

For purposes of Delaware law, an “interested stockholder” generally is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) directly or indirectly beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated or associated with such entity or person.

For purposes of Delaware law, a “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. This Delaware law could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by shareholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “APi,” “we,” “our” or “us” refer to APi Group Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the place or places where payments will be made;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

the obligation, if any, of APi to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or APi and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of APi; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business Days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to add covenants for the benefit of the holders or to surrender any right or power conferred upon APi;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION

We may from time to time offer and/or sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in a variety of methods from time to time, including the following:

•	to or through underwriters or dealers for resale;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents which we may designate to solicit purchases for the period of their appointment; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•	the public offering price of the shares;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.

If we are offering shares of our common stock, we may permit those selling shareholders named in any prospectus supplement to participate in the offering. If any selling shareholders are participating in an offering, the prospectus supplement will also include the following:

•	the name or names of the selling shareholders;

•	the amount of shares to be sold by each selling shareholder and the proceeds from such sales; and

•	any additional terms, including lock-up provisions, that may be placed on the participating selling shareholders in connection with their sale of securities in the offering.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for APi or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida, and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of APi Group Corporation as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, expresses an opinion that APi Group Corporation did not maintain effective internal control over financial reporting as of December 31, 2022, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company had ineffective user access controls related to an information technology system and ineffective operation of process level controls over revenue recognition. Further, such report contains an emphasis of matter paragraph that states the Company acquired Chubb Fire & Security during 2022, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. The audit report also excluded an evaluation of the internal control over financial reporting of Chubb Fire  & Security.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the on the SEC’s website at www.sec.gov. We also make available free of charge on our website at http://www.apigroupcorp.com our annual, quarterly and current reports and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information contained on the SEC’s website and on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” specific information into this prospectus that we file with the SEC. This means that we can disclose important information to you by referring you to another document that is considered part of this prospectus from the date we file that document. Information that we file subsequently with the SEC will automatically update and, where applicable, supersede the information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

•	our annual report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2023, filed on May 4, 2023;

•

the description of our common stock contained in Exhibit 4.1 to the annual report on Form 10-K for the year ended December 31, 2021, and any subsequent amendment or report filed for the purpose of updating that description; and

•

all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, Minnesota 55112

Attn: Secretary

Tel: (651) 636-4320

APi Group Corporation

PRELIMINARY PROSPECTUS SUPPLEMENT

11,000,000 Shares of Common Stock

Citigroup	BofA Securities	UBS Investment Bank

, 2024.